Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered into as of September 28, 2015 by and between Span-America Medical Systems, Inc., a South Carolina corporation (“Buyer”), and Anita G. Zucker, as Trustee of The Jerry Zucker Revocable Trust dated March 20, 2007 and as successor-in-interest to Jerry Zucker, deceased (the “Zucker Trustee”), and Robert B. Johnston, a natural person residing on The Isle of Palms, South Carolina (“Johnston” and collectively with the Zucker Trustee, the “Sellers” and each a “Seller”).

WHEREAS, Mr. Johnston has resigned from the Buyer’s Board of Directors pursuant to a resignation letter of even date herewith, the Zucker Trustee owns 249,310 shares (the “Zucker Shares”) of the Buyer’s no par value common stock (the “Common Stock”), Johnston owns 12,000 shares (the “Johnston Shares,” and collectively with the Zucker Shares, the “Transfer Shares”) of the Common Stock, and Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers all such shares at a purchase price of US$17.49 per share;

NOW THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement and in the A&R Standstill Agreement (as defined below), the Buyer and Sellers hereby agree as follows:

1.       Purchase and Sale of Stock. Effective as of the date hereof, (a) the Zucker Trustee hereby sells, assigns and transfers unto Buyer the Zucker Shares at a price of US$17.49 per share or an aggregate of US$4,360,431.90 for all of the Zucker Shares (the “Zucker Purchase Price”) and (b) Johnston hereby sells, assigns and transfers unto Buyer the Johnston Shares, at a price of US$17.49 per share or an aggregate of US$209,880 for all of the Johnston Shares (the “Johnston Purchase Price”).

2.     Delivery of Certificates; Stock Power. Promptly after the full and complete execution and delivery of this Agreement, Sellers will take all actions reasonably necessary to initiate the prompt transfer of the Transfer Shares to Buyer (including delivering to Buyer any stock certificates, if any exist, issued in the name of either Seller representing any of the Transfer Shares along with stock powers duly endorsed by Sellers) for retirement. Sellers, as evidenced by their signatures below, do hereby irrevocably authorize the Buyer’s registrar and transfer agent, American Stock Transfer & Trust Co., LLC, to transfer the Transfer Shares to the Buyer on the books of the Buyer. Upon Buyer’s receipt of confirmation that all of the Transfer Shares have been transferred to Buyer on the books of the Buyer for retirement, Buyer will pay the Zucker Purchase Price to the Zucker Trustee and the Johnston Purchase Price to Johnston, in each case by wire transfer of immediately available funds pursuant to wire transfer instructions provided to the Buyer by the Zucker Trustee and Johnston, respectively.

3.     Simultaneous Entry into Amended & Restated Standstill Agreement. In order to induce the Buyer to purchase the Transfer Shares as contemplated herein, Buyer, Sellers and The InterTech Group, Inc., a South Carolina corporation, are simultaneously entering into an Amended & Restated Standstill Agreement of even date herewith (the “A&R Standstill Agreement”). Sellers acknowledge and agree that the Buyer is entering into this Agreement in reliance upon the InterTech Parties’ entry into the A&R Standstill Agreement and that the Buyer would not have entered into this Agreement without the entry of the Sellers and The InterTech Group into the A&R Standstill Agreement. Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meaning ascribed to such terms in the A&R Standstill Agreement.

4.    Representations and Warranties of Sellers. In order to induce Buyer to enter into this Agreement and the transactions contemplated herein, Sellers hereby jointly and severally represent and warrant to Buyer as follows:

4.1.     Beneficial Ownership. Prior to giving effect to the transactions contemplated in this Agreement, the Zucker Trustee is the holder of record of the Zucker Shares, Johnston is the holder of record of the Johnston Shares, and no InterTech Party or any of their Affiliates or Associates Beneficially Owns any other shares of the Common Stock. After giving effect to the transactions contemplated in this Agreement, no InterTech Party nor any of their Affiliates or Associates will Beneficially Own any shares of the Common Stock.

4.2.     Authorization. Each Seller has full power, authority and capacity to execute, deliver, and perform her or his obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all requisite action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid, and binding obligation of each Seller, enforceable against each Seller in accordance with its terms except to the extent enforcement thereof may be limited (i) by applicable bankruptcy, reorganization or insolvency laws, or other laws affecting the enforcement of creditors’ rights, and (ii) to the extent that equitable remedies are only available in the discretion of the court from which they are sought. Neither Seller is insolvent, and neither Seller will become insolvent as a result of the transactions contemplated herein.

4.3.     No Conflicts or Proceedings. Each Seller’s execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement will not conflict with or result in any violation of or default under or require any consent under any provision of (i) any document creating or governing The Jerry Zucker Revocable Trust dated March 20, 2007, (ii) any agreement, contract, license, permit, or instrument to which either Seller is a party or by which either Seller may be bound, or (iii) any judgment, order, decree, law, statute, rule, or regulation applicable to either Seller. There is no legal proceeding in progress, pending, or, to the knowledge of either Seller, threatened against or affecting either Seller or either Seller’s title to any of the Transfer Shares at law or in equity. There are no grounds on which any such legal proceeding might be commenced and there is no order outstanding against or affecting either Seller which, in any such case, affects adversely or might affect adversely the ability of either Seller to enter into this Agreement or to perform her or his obligations hereunder.

4.4.     Good Title to the Shares. Each Seller hereby represents and warrants to the Buyer that each Seller has good and marketable title to and owns her or his Transfer Shares free and clear of any and all liens, security interests, mortgages, pledges, claims, restrictions and encumbrances of any nature (“Liens”), and the Buyer is acquiring the Transfer Shares free and clear of any and all Liens.

5.    Non-disparagement. For the period from the date of this Agreement to and including the first anniversary of the date of this Agreement, each Seller agrees not to, and to not suffer or permit any of its Affiliates or Associates to, make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, including but not limited to any statements made via social media, on websites or blogs, that defame or disparage the personal or business reputation, practices, or conduct of the Buyer or any of its directors, officers or employees. For the period from the date of this Agreement to and including the first anniversary of the date of this Agreement, Buyer agrees not to, and to not suffer or permit any of its directors or officers to, make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, including but not limited to any statements made via social media, on websites or blogs, that defame or disparage the personal or business reputation, practices, or conduct of either of the Sellers or of The InterTech Group.

6.     Miscellaneous Provisions.

6.1.     Entire Agreement; Binding Nature. This Agreement and the A&R Standstill Agreement contain the entire agreement of the parties with respect to the subject matter hereof and there are no agreements, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.2.     Interpretation. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

6.3.    Governing Law; Venue. All disputes, claims, or controversies arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the state and federal courts sitting in the County of Richland, State of South Carolina, for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in any inconvenient forum.

6.4.     Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto. No waiver of any provision of this Agreement, and no consent to any departure by any party therefrom, shall be effective unless it is in writing and signed by the party from whom such waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

6.5.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

6.6.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and each of which may bear the signature(s) of one or more of the parties hereto, but all of which together shall constitute one and the same instrument. A copy of this Agreement bearing the facsimile, photostatic, PDF or other copy of the signature of a party hereto shall be as valid for all purposes as a copy of this Agreement bearing that party’s original signature.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have set their signatures below on this Stock Purchase Agreement as of the date first set forth above.

Span-America Medical Systems, Inc.

By:	/s/ James D. Ferguson
James D. Ferguson
President & Chief Executive Officer

/s/ Anita G. Zucker
Anita G. Zucker, as Trustee of The Jerry Zucker Revocable Trust dated March 20, 2007

/s/ Robert B. Johnston
Robert B. Johnston

Signature page to Stock Purchase Agreement.